Exhibit 99.1

Investor Relations Contact:

Leslie Green

Green Communications Consulting, LLC

(650) 312-9060

leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Third Quarter 2008 Financial Results

•	Q3 FY 2008 Net Revenues: $38.3 million; 39.1% increase from third quarter 2007

•	Q3 FY 2008 GAAP Net Income: $1.3 million; $0.06 per share (diluted)

•	Q3 FY 2008 Non-GAAP Net Income: $9.8 million; $0.42 per share (diluted)

MOUNTAIN VIEW, Calif. – October 28, 2008 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors and high-speed integrated circuits, today announced financial results for its third quarter ended September 30, 2008.

Revenue for the third quarter of 2008 was $38.3 million, a 4.8 percent sequential increase from $36.5 million for the second quarter of 2008 and a 39.1 percent increase from $27.5 million for the third quarter of 2007.

Third quarter 2008 net income, determined in accordance with generally accepted accounting principles (GAAP), was $1.3 million or $0.06 per diluted share. By comparison, GAAP net income was $2.3 million or $0.10 per diluted share for the second quarter of 2008. GAAP net income included stock-based compensation expense, the amortization of intangible assets, and a fair value inventory adjustment. Excluding these items, non-GAAP net income for the third quarter of 2008 was $9.8 million or $0.42 per diluted share, compared with $0.40 per diluted share for the second quarter of 2008.

For the third quarter of 2008, cash and cash equivalents increased by $12.3 million to $85.9 million.

Management Qualitative Comments

“We are very pleased with our third quarter results,” said Ron Jankov, president and CEO. “Q3 was another strong quarter of revenue growth and positive cash flow with further customer and revenue diversification and a record level of design wins. The continued growth of IP traffic, coupled with the increasing speeds and complexity of converged networks are presenting us with tremendous opportunities to broaden the reach of our advanced product portfolio as well as expand our customer base and market reach. We believe that our long-term growth prospects are stronger today than ever. Although we are not immune to an industry slowdown, our strong business model and industry-leading technology positions us well to expand our leadership and competitive advantages during these challenging times and emerge even stronger as the business markets normalize.”

Recent Highlights

•

NetLogic Microsystems announced the availability of its NLS220 Layer 7 knowledge-based processing solution, which provides up to 20Gbps of deep-packet inspection performance to accelerate advanced Layer 7 applications such as intrusion prevention, anti-virus/anti-spam, and application identification.

•

The company also announced production shipments of its NL91024XT knowledge-based processor, which is capable of achieving 1.5 billion decisions per second and is optimized for next-generation 100Gbps systems. The device is a fully-programmable “hybrid” knowledge-based processor that features the convergence of high-performance, massively parallel knowledge-based processing with the superior low-power efficiency and flexibility of algorithmic Sahasra™ technology to reduce power consumption while delivering best-in-class performance and functionality for next generation IPTV and advanced mobile wireless networks.

•

NetLogic Microsystems and Endeavor Security announced a collaboration to enable intrusion prevention capabilities for a wide range of performance levels, ranging from high-end carrier and enterprise networks to small and mid-sized businesses (SMB). As part of this collaboration, the companies have demonstrated the industry’s broadest reference implementation of 10 Gigabits-per-second (Gbps) signature detection, by using a combination of Endeavor Security’s market-leading FirstLight signature knowledgebase and NetLogic Microsystems’ NETL7™ Layer 7 knowledge-based processors.

Conference Call

NetLogic Microsystems will hold its third quarter 2008 financial results conference call today at 1:45 p.m. Pacific time. To listen to the conference call, dial 866.383.8008 ten minutes prior to the start of the call, using the passcode 69455283. International callers, dial 617.597.5341. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888.286.8010 and enter passcode 20872487. International callers dial 617.801.6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high-performance knowledge-based processors and high-speed integrated circuits that accelerate the delivery of voice, video, data and multimedia content for advanced enterprise, datacenter, communications and mobile wireless networks. NetLogic Microsystems’ products include high-performance knowledge-based processors, application-aware content processors, 10-Gigabit Ethernet interconnects and network search engines that are being deployed by Tier 1 original equipment manufacturers (OEMs) in leading systems such as routers, switches, wireless infrastructure equipment, network security appliances, datacenter servers, network access equipment and network storage devices. NetLogic Microsystems’ knowledge-based processors and content processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. NetLogic Microsystems’ products significantly enhance the performance and functionality of next-generation networks that are designed to deliver high-definition video delivery over the Internet (IPTV), media-rich content over advanced mobile wireless services, voice transmission over the Internet (VoIP) and network security applications. For more information about products offered by NetLogic Microsystems, call +1-650-961-6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NETLite, Sahasara and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenue	$38,311	$27,533	$109,034	$76,778
Cost of revenue*	16,802	9,935	48,167	28,036

Gross profit	21,509	17,598	60,867	48,742

Operating expenses:
Research and development*	13,629	10,830	38,192	31,763
Selling, general and administrative*	7,195	5,112	19,904	13,633

Total operating expenses	20,824	15,942	58,096	45,396

Income from operations	685	1,656	2,771	3,346
Interest and other income, net	403	1,298	1,148	3,760

Income before income taxes	1,088	2,954	3,919	7,106
(Benefit from) provision for income taxes	(168)	(504)	(796)	(326)

Net income	$1,256	$3,458	$4,715	$7,432

Net income per share - Basic	$0.06	$0.17	$0.22	$0.36

Net income per share - Diluted	$0.06	$0.16	$0.21	$0.34

Shares used in calculation - Basic	21,630	20,860	21,360	20,650

Shares used in calculation - Diluted	22,760	21,989	22,379	21,755

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Cost of revenue	$231	$185	$837	$519
Research and development	2,739	2,378	6,534	6,672
Selling, general and administrative	1,612	1,480	4,186	3,667

Total	$4,582	$4,043	$11,557	$10,858

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory, a net impact of deferred tax asset valuation allowance release, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We excluded stock-based compensation expense which is non-cash in nature and is difficult to predict as its valuation is affected by market forces that are not within the control of management. We also exclude amortization of intangibles, fair value adjustments related to acquired inventory, and a net impact of deferred tax asset valuation allowance release, as they are considered non-cash in nature and unrelated to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 28, 2008 that the Company has submitted to the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
GAAP net income	$1,256	$3,458	$4,715	$7,432
Reconciling items:
Stock-based compensation	4,582	4,043	11,557	10,858
Amortization of intangible assets	3,325	634	9,975	1,284
Fair value adjustment related to acquired inventory	635	81	1,423	81
Net impact of deferred tax asset valuation allowance release	—	(534)	—	(534)

Non-GAAP net income	$9,798	$7,682	$27,670	$19,121

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
GAAP net income per share - Diluted	$0.06	$0.16	$0.21	$0.34
Reconciling items:
Stock-based compensation	0.19	0.18	0.50	0.49
Amortization of intangible assets	0.14	0.03	0.43	0.06
Fair value adjustment related to acquired inventory	0.03	—	0.06	—
Net impact of deferred tax asset valuation allowance release	—	(0.03)	—	(0.02)

Non-GAAP net income per share - Diluted	$0.42	$0.34	$1.20	$0.87

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED

NET INCOME PER SHARE CALCULATION TO THE SHARES USED FOR

NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Shares used - Diluted (GAAP)	22,760	21,989	22,379	21,755
The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	707	318	678	276

Shares used - Diluted (non-GAAP)	23,467	22,307	23,057	22,031

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(IN THOUSANDS)

(UNAUDITED)

	Three months ended				Nine months ended
	September 30, 2008		September 30, 2007		September 30, 2008		September 30, 2007
Total GAAP gross margin	$21,509	56.1%	$17,598	63.9%	$60,867	55.8%	$48,742	63.5%
Reconciling items:
Stock-based compensation	231	0.6%	185	0.7%	837	0.8%	519	0.7%
Amortization of intangible assets	2,980	7.8%	634	2.3%	8,940	8.2%	1,284	1.7%
Fair value adjustment related to acquired inventory	635	1.7%	81	0.3%	1,423	1.3%	81	0.1%

Total Non-GAAP gross margin	$25,355	66.2%	$18,498	67.2%	$72,067	66.1%	$50,626	65.9%

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$85,929	$50,689
Accounts receivable, net	14,728	14,838
Inventory	14,406	12,938
Prepaid expenses and other current assets	14,545	12,702

Total current assets	129,608	91,167
Property and equipment, net	6,298	5,745
Goodwill	53,758	55,422
Intangible asset	42,863	52,837
Other assets	182	112

Total assets	$232,709	$205,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,847	$7,094
Accrued liabilities	11,538	13,286
Deferred revenue	1,802	317
Capital lease obligations, current	877	2,528

Total current liabilities	25,064	23,225
Capital lease obligations, long-term	541	—
Other liabilities	11,558	10,170

Total liabilities	37,163	33,395
Stockholders’ equity:
Common stock and additional paid-in capital	270,437	251,454
Accumulated other comprehensive loss	(48)	(8)
Accumulated deficit	(74,843)	(79,558)

Total stockholders’ equity	195,546	171,888

Total liabilities and stockholders’ equity	$232,709	$205,283

CONTACT: Green Communications Consulting, LLC

Leslie Green, 650-312-9060 (Investor Relations)

leslie@greencommunicationsllc.com

SOURCE: NetLogic Microsystems, Inc.